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                                                                    Exhibit 11.2
                                  PSINet Inc.
                               and Subsidiaries

                Calculation of Loss per Share  (Unaudited) (1)
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

                                                                                         Six Months Ended
                                                                                           June 30, 1996
                                                                                         ----------------
Weighted average shares outstanding:
Common stock:
     Shares outstanding at beginning of year..........................................        37,914,932
     Weighted average shares issued during the six months ended June 30, 1996
     (1,787,225 shares)...............................................................           859,726
                                                                                           -------------
                                                                                              38,774,658
                                                                                           =============

Net Loss..............................................................................     $ (25,807,000)
                                                                                           =============

Loss per share (unaudited)............................................................     $       (0.67)
                                                                                           =============
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(1) For a description of loss per share, see Note 2 of the Notes to the
    Consolidated Financial Statements.